Exhibit 10.4

PROMISSORY NOTE

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

US$200,000.00	October 22, 2007

San Francisco, CA

FOR VALUE RECEIVED, IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), promises to pay to the order of LINC Media, Inc., a corporation organized and existing under the laws of Japan, or its registered assigns (the “Holder”), the principal sum of US$200,000.00 or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date hereof on the unpaid principal balance hereof at a rate equal to five percent (5%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any accrued but unpaid interest and other amounts payable hereunder (collectively, the “Obligations”), shall be due and payable on February 29, 2008 (the “Maturity Date”).

This Note is issued pursuant to the Asset Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the ”Purchase Agreement”) dated as of October 22, 2007, by and between the Company and Holder. Capitalized terms used and not otherwise defined in this Note shall have the meanings set forth in the Purchase Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.         Prepayment.

(a)       This Note may be prepaid as in whole or in part at any time prior to the Maturity Date. Any such prepayment shall be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

(b)       In the event the Company prepays all or any portion of this Note prior to the Maturity Date, the Holder will make a credit to the Obligations in an amount calculated as follows (such credit to be applied by the Holder to the Obligations on the date of such prepayment):

The amount of such repayment (in US dollars) multiplied by US$270,000 divided by US$200,000 multiplied by 9.43% multiplied by the number of days until the Maturity Date (not including the prepayment date, but including the Maturity Date) divided by 152. For the correct sequence of calculations, see the bracketed segments of the example calculation below.

For example, if the Company prepays this Note on October 31, 2007 in the amount of US$100,000, the amount credited to the Obligations by the Holder would be US$10,134.15, calculated as: US$100,000 x ((US$270,000 ÷ US$200,000 x 9.43%) x (121 days ÷ 152)).

2.         Failure to Pay Principal. In the event the Company does not pay any part of the Obligations when due (the “Break-up”), (i) the Company shall deliver a notice to the Holder informing the Company of the Break-up (the “Notice”); (ii) within 15 days of the Notice, the Holder shall return all amounts paid by the Company to the Holder in respect of (x) the principal amount of this Note, (y) the principal amount under a certain Promissory Note dated October 22, 2007 herewith in the original principal amount of US$720,000 payable by the Company to the Holder and (z) the principal amount under a certain Promissory Note dated October 22, 2007 herewith in the original principal amount of US$1,200,000 payable by the Company to the Holder; (iii) the Holder shall retain the cash amount of US$80,000 paid by the Company to the Holder pursuant to Section 1.3(a) of the Purchase Agreement; (iv) upon satisfaction of its obligations pursuant to clause (ii) above, the Holder shall automatically resume ownership of the Purchased Assets after the expiration of a fifteen (15) day cure period; and (v) there shall be no further obligations of the Company or the Holder hereunder.

3.         Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of each of the Company and the Holder.

4.         Transfer of this Note. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the Holder without the prior written consent of the other party. In addition, this Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary. The respective rights and obligations of the Company and the Holder shall be binding upon and benefit their respective successors, assigns, heirs, administrators and transferees.

5.         Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

6.         Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the intended recipient as set forth in the Purchase Agreement or on the register maintained by the Company. The Company and the Holder may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

7.         Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws provisions of the State of Delaware or of any other state. In the event of any dispute between the Company and the Holder arising out of the terms of this Note, the Company and the Holder hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of Delaware for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction.

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

IA GLOBAL, INC.

By:	/s/ Derek Schneideman
Name:	Derek Schneideman
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

LINC MEDIA, INC.

By:	/s/ Terrie Lloyd
Name:	Terrie Lloyd
Title:	President